Exhibit 10.29

        EXECUTIVE INCENTIVE COMPENSATION PLAN FOR FISCAL 1999

1.  Purpose.  The purpose of the Executive Incentive Compensation
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    Plan (the "Plan") is to further the growth and success of
    Mallinckrodt Inc. (the "Company") and its subsidiaries by providing key employees of the Company with additional incentives to contribute to the growth and success of the Company as measured by achievement against the objectives set forth in this Plan.

2.  Administration.  The Plan shall be administered by the
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    Organization and Compensation Committee of the Board of Directors
    of the Company (the "Committee"). The Committee is authorized, subject to the provisions of the Plan, to establish from time-to-time such rules and regulations and make such interpretations and determinations as it may deem necessary or advisable for the proper administration of the Plan and all such rules, regulations, interpretations and determinations shall be binding upon all participants in the Plan.

3.  Participation.  Within three (3) months after the beginning of
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    the Company's fiscal year beginning July 1, 1998 ("Fiscal 1999"), the Committee shall designate those key employees who are to become participants in the Plan. Notwithstanding the foregoing, the Committee shall have the discretion to designate additional participants in the Plan after such three (3) month period if and to the extent they are key employees whose employment with the Company (or any subsidiary thereof) commences more than three (3) months after the beginning of Fiscal 1999. Each such designation shall be in writing and shall be filed with the Vice President, Human Resources of the Company.

4.  Target Incentive Awards.  The Target Incentive Award ("Target
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    Award") for a participant in the Plan for Fiscal 1999 shall be the amount (as approved by the Committee) communicated to such participant in writing by the Committee on or before the end of the third month of Fiscal 1999. Such Target Award shall be payable in whole or in part (and if at all) only in accordance with the provisions set forth in this Plan. Notwithstanding the foregoing or any other provision hereof, all Target Awards hereunder shall be indexed against changes in the Company's common stock price from the beginning to the end of Fiscal 1999 as determined in the following manner: the amount of any Target Award to be used in determining the amount payable to a participant hereunder shall be increased or reduced, as appropriate, by the percentage change in the Company's common stock price calculated by comparing the average of the high and low price of the Company's common stock, as reflected on the New York Stock Exchange Composite transactions tape ("NYSE Tape"), during the last fifteen (15) New York Stock Exchange trading dates of Fiscal 1999 against the average of the high and low price of the Company's common stock, as reflected on the NYSE Tape, during the first fifteen (15) New York Stock Exchange trading days prior to the date of approval by the Company of this Plan (August 11, 1998). Unless and to the extent otherwise specifically set forth herein, any and all references to a Target Award in this Plan shall mean and refer to a Target Award as indexed pursuant to the immediately preceding sentence.

5.  Performance Objectives.
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    (a)  Not later than the end of the second month of Fiscal 1999, the Committee, after consultation with  the  Chief
         Executive Officer ("CEO") of the Company, shall establish financial performance objectives for the Plan for Fiscal
         1999 (the "Performance Objectives").

    (b) Notwithstanding the provisions of paragraph (a) immediately above, the Committee may, after consultation with the CEO, cause adjustments to be made to the Performance Objectives as a consequence of income or loss attributable to any business acquired or divested during Fiscal 1999 or any other transaction or any adjustment on the books of account of the Company occurring during Fiscal 1999 identified by the Committee as being of an unusual and nonrecurring nature, provided that the Committee shall not so exclude any such item unless it shall be satisfied that it was not taken into account in arriving at the Performance Objectives for Fiscal 1999.

    (c) Not more than three (3) months after the beginning of Fiscal 1999, all participants shall be notified of the Performance Objectives. Such Performance Objectives shall not be changed unless approved by the Committee upon the recommendation of the Chief Executive Officer of the Company ("CEO").

6.  Threshold Percentage; Maximum Percentage.
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    (a)  No later than the end of the third month of Fiscal 1999, the
         Committee, after consultation with the CEO, shall establish for the participants hereunder a minimum percentage of achievement (the "Threshold Percentage") with respect to the Performance Objectives. If the Threshold Percentage is not achieved, there will be no payment of incentive awards hereunder except as provided in Section 6(c) below.

    (b) No later than the end of the third month of Fiscal 1999, the Committee, after consultation with the CEO, shall establish for the participants hereunder a schedule of incentive awards to be paid hereunder expressed as a percentage of the Target Award for each participant based on the percentage of achievement of the Performance Objectives in excess of the Threshold Percentage; provided that, in no event will any participant be entitled to receive an amount in excess of two hundred percent (200%) of his or her Target Award ("Maximum Percentage"), except as provided in Section 6(c) or Section 8(d) below.

    (c) If the Threshold Percentage is not met or the Maximum Percentage is exceeded, the Board of Directors may, in either case and upon the Committee's recommendation, establish a special award pool for distribution to the participants in a manner in which the Board of Directors shall determine and in an amount which is reasonably related to the actual performance of the Company and the participants. The special award pool shall be combined with any payment of incentive awards based on achievement of the Maximum Percentage as specified in Section 6(b) above.

7.  Payment and Vesting of Incentive Awards.
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    (a)  Except as otherwise provided in Section 8 hereof following a
         Change in Control (as hereinafter defined), promptly after the end of Fiscal 1999, the Chief Financial Officer ("CFO") of the Company shall report to the CEO and the Committee the percentage of achievement of the Performance Objectives with respect to the Plan and the stock price indexing of Target Awards as calculated pursuant to Section 4 above. If the Threshold Percentage has been exceeded but the Maximum Percentage has not been exceeded, the Committee shall empower the Vice President, Human Resources and other appropriate officers and employees of the Company to make payment of incentive awards to the participants in accordance with the requirements hereof, including but not limited to the provisions of Section 7(c) below. If either the Threshold Percentage has not been attained or the Maximum Percentage has been exceeded, the Committee, if it determines that it is appropriate to do so, will establish a special award pool in accordance with Section 6(c) above to be allocated for payment to each individual participant in the same proportion as such participant's Target Award bears to the total of all Target Awards established hereunder, with such adjustments as the Committee deems necessary to account for participants who are employed by the Company for less than all of Fiscal 1999. Regardless of when payment of any awards is to be made to participants hereunder, any award to which a participant is entitled hereunder shall, absent a Change in Control, become vested to the account of the participant as follows: 50% on the last day of Fiscal 1999 and 100% on the last day of fiscal year 2000 ("Fiscal 2000").

    (b) A participant who is otherwise eligible to receive an incentive award pursuant to the terms of this Plan must be actively employed by the Company (or a subsidiary thereof) on the last day of Fiscal 1999 to be eligible to receive any portion of an incentive award hereunder and must be actively employed by the Company (or a subsidiary thereof) on the last day of Fiscal 2000 to be eligible to receive the entire amount of any award for which such participant is otherwise eligible in accordance with the terms hereof. However, if a participant's employment is terminated prior to the last day of Fiscal 1999 by reason of the participant's death, disability or Qualified Retirement (as defined below), the participant (or the participant's designated beneficiary in the event of his or her death), at the sole discretion of the Committee, shall be entitled to receive an amount determined by multiplying one-half of the incentive award which would otherwise have been payable pursuant to this Plan had the participant remained an employee through the last day of Fiscal 2000 by a fraction, the numerator of which is the number of days during Fiscal 1999 that the participant was employed by the Company (or a subsidiary thereof) and the denominator of which is 365. Further, if a participant's employment is terminated prior to the last day of Fiscal 2000 but after the end of Fiscal 1999 by reason of the participant's death, disability or retirement, the participant (or the participant's designated beneficiary in the event of his or her death), shall be entitled to receive
         (i) an amount equal to one-half of the incentive award which would otherwise have been payable pursuant to this Plan had the participant remained an employee through the last day of Fiscal 2000 and, (ii) at the sole discretion of the Committee, an additional amount determined by multiplying one-half of the incentive award which otherwise would have been payable pursuant to this Plan had the participant remained an employee through the last day of Fiscal 2000 by a fraction, the numerator of which is the number of days during Fiscal 2000 that the participant was employed by the Company (or a subsidiary thereof) and the denominator of which is 365. For purposes of this Plan, "retirement" means retirement at or after age 55, but shall not include any termination of a participant for Cause (as defined in Section 8(c) hereof). If a participant hereunder begins employment after the first day of Fiscal 1999, the participant's incentive award for Fiscal 1999 shall be determined by an appropriate proration consistent with the intent set forth in this paragraph (b).

    (c) Unless the participant elects otherwise pursuant to paragraph (d) of Section 7 or unless required otherwise pursuant to the provisions of paragraph (e) of Section 7, payment of incentive awards to participants under the Plan with respect to Fiscal 1999 shall be made in cash in a lump sum (net of any required withholding taxes) within seventy five (75) days after the close of Fiscal 2000.

    (d) A participant (other than participants that are not either United States citizens or permanently resident in the United States) may elect to defer payment of his or her actual incentive award for Fiscal 1999 by written notice submitted to the Committee not later than thirty (30) days after the date on which a participant has been provided notice of his or her Target Award and the Plan Performance Objectives. A participant electing to defer may have his or her award paid in one of the following ways:

         (i) with the consent of the Committee, in a lump sum payment or in a series of not less than five (5) nor more than ten (10) installments commencing no earlier that seventy five (75) days after the end of Fiscal 2000 and not later than sixty (60) days after the end of the calendar year in which the participant terminates his employment, whether by death, disability, normal or early retirement, pursuant to the Company's retirement plan, or any other reason; it being understood that the Committee may, upon request by a participant prior to his or her termination of employment, in the Committee's sole discretion, deem that any period of consultancy with the Company which is commenced immediately upon a participant's termination of employment is a continuation of employment for purposes of this subparagraph (i) only; or

         (ii) with the consent of the Committee, in a lump sum payment on any other date or in a series of not less than five (5) nor more than ten (10) installments commencing on any other date as may be agreed upon by the participant and the Committee; provided however, should a participant terminate employment prior to such agreed upon date, the Committee may, in its sole discretion, pay all such participant's awards deferred pursuant to this subparagraph (ii), plus interest accrued thereon, to such participant no later than sixty (60) days after the date of termination of employment.

    All incentive awards hereunder, whether deferred or not, shall be payable in cash (net of any required withholding of taxes).

    Notwithstanding the election to defer made by the participant pursuant to the foregoing, the Committee in its sole discretion may, upon the death or disability of a participant during Fiscal 1999 or Fiscal 2000 and who was still employed at the time of such death or disability, pay such participant's deferred awards under this Plan plus accrued interest thereon to the participant or to such participant's designated beneficiary (as applicable) in a lump sum no later than sixty (60) days after the end of the calendar year in which the participant's death or disability occurs.

    A participant's deferred compensation account shall not be trusted, nor will such account represent any obligation on the part of the Company other than the contractual obligations specified in the applicable award deferral agreement. The Company agrees to accrue interest on the participant's deferred compensation account at the end of each month at a rate equal to the prime rate being charged or quoted by Citibank on and as of the first day of the particular calendar quarter in which such month occurs.

    (e) Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Committee, in its sole judgment and discretion, may determine, because of the adverse impact of any tax or other laws, rules or regulations upon the Company or for the advancement of any other corporate purpose, interest or objective, that it is necessary or desirable that all or some portion of the incentive award otherwise payable to all or any similarly situated group of participants in accordance with this Plan be deferred until such time or times as payment of all or some of such deferred amounts to the participant would not subject the Company to any such adverse impact. Further, it is understood that, with respect to a participant who is a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, payments of incentive awards shall be automatically deferred to the extent necessary until such time as either (i) payment of all or a portion of any such deferred incentive awards can be made to such an employee in a manner that will ensure full tax deductibility therefor to the Company or (ii) such employee ceases to be a "covered employee". It is understood that no participant in this Plan shall be entitled to receive payment of any incentive award hereunder or to be a participant in this Plan unless such participant shall execute such documents as the Company shall provide specifying that participation in the Plan is conditional upon the participant's understanding and acceptance of the discretionary authority granted to the Committee pursuant to this Section 7(e) and Section 9 hereof. In the event of an automatic deferral of all or any portion of a participant's incentive award pursuant to this Section 7(e), any such deferred amounts shall accrue interest until paid at the rate set forth in the last sentence of Section 7(d).

8.  Change in Control.
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    (a)  For purposes of the Plan, "Change in Control" means the occurrence of any one of the following events:

         (i) any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors (the "Company Voting Securities"); provided, however, that the event described in this subparagraph (i) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:
              (A) by the Company or any subsidiary of the Company,
              (B) by any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities,
              (D) pursuant to a Non-Control Transaction (as defined in subparagraph (iii) below), (E) with respect to any specific participant, pursuant to any acquisition by the participant or any group of persons including the participant, or (F) except as provided in subparagraph
              (iii) below, in which Company Voting Securities are acquired from the Company, if a majority of the Board approves a resolution providing expressly that such acquisition does not constitute a Change in Control under this subparagraph (i);

         (ii) individuals who, on the date of adoption of this Executive Incentive Compensation Plan, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of adoption of this Executive Incentive Compensation Plan, whose election, or nomination for election, by the Company's stockholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be a member of the Incumbent Board;

         (iii)the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction requiring the approval of the Company's stockholders (whether for such transaction or the issuance of securities in the transaction or otherwise), or the consummation of the direct or indirect sale or other disposition of all or substantially all of the assets, of the Company (a "Business Combination"), unless immediately following such Business Combination: (A) more than 50% of the total voting power of the publicly traded corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities or all or substantially all of the Company's assets) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either by remaining outstanding or being converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Company Voting Securities (a "Company 20% Stockholder")) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Company 20% Stockholder increases its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the approval of the Board of Directors of the execution of the initial agreement providing for such Business Combination (any transaction satisfying (A), (B) and
              (C) immediately above a "Non-Control Transaction"); or

         (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

    Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership or more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided that, if a Change in Control of the Company would occur as a result of such an acquisition by the Company (if not for the operation of this sentence), and after the Company's acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control of the of the Company shall occur.

    (b) For purposes of the Plan, "Good Reason" with respect to a participant means, without such participant's express written consent, the occurrence of any of the following events after a Change in Control:

         (i) (1) the assignment to such participant of any duties or responsibilities (including reporting responsibilities) inconsistent in any material and adverse respect with the participant's duties and responsibilities with the Company immediately prior to such Change in Control (including any material and adverse diminution of such duties or responsibilities), it being understood that Good Reason shall not be deemed to occur upon a change in duties or responsibilities that is solely and directly a result of the Company no longer being a publicly traded entity, and does not involve any other event set forth in this paragraph (b) or (2) a material and adverse change in such participant's titles or offices with the Company as in effect immediately prior to such Change in Control;

         (ii) a reduction by the Company in such participant's rate of annual base salary or target annual bonus or other incentive compensation opportunity as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

         (iii)any requirement of the Company that such participant
              (1) notwithstanding his or her objection, be based anywhere more than fifty (50) miles from the location where the participant's employment is located at the time of the Change in Control or (2) travel on Company business to an extent substantially greater than the travel obligations of the participant immediately prior to such Change in Control; or

         (iv) the failure of the Company to (1) continue in effect any employee benefit plan or compensation plan in which such participant is participating immediately prior to such Change in Control (including the taking of any action by the Company which would adversely affect the participant's participation in or materially reduce the participant benefits under any such plan), unless the participant is permitted to participate in other plans providing the participant with substantially comparable benefits, (2) provide such participant and the participant's dependents with welfare benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for the participant immediately prior to such Change in Control or provide substantially comparable benefits at a substantially comparable cost to the participant, (3) provide fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company and its affiliated companies in effect for such participant immediately prior to such Change in Control, or provide substantially comparable fringe benefits, or (4) provide such participant with paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the participant immediately prior to such Change in Control (including crediting the participant with all service credited to him or her for such purpose prior to the Change in Control), unless the failure to provide such paid vacation is a result of a policy uniformly applied by the entity acquiring the Company to its employees.

         Notwithstanding the foregoing portions of this paragraph
         (b), an isolated and inadvertent action taken in good faith and which is remedied by the Company within ten (10) days after receipt of notice thereof given by the participant shall not constitute Good Reason. The participant must notify the Company of an event constituting Good Reason within ninety (90) days following his or her knowledge of its existence or such event shall not constitute Good Reason under the Plan.

    (c) For purposes of the Plan, "Cause" means with respect to a participant (i) the willful and continued failure of such participant substantially to perform his or her duties with the Company (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to him or her by the Committee which specifically identifies the manner in which the Committee believes he has not substantially performed his or her duties or (ii) willful misconduct materially and demonstrably injurious to the Company. No act or failure to act by a participant shall be considered "willful" unless done or omitted to be done by him or her not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company. The unwillingness of a participant to accept any condition or event which would constitute Good Reason under paragraph (b) of this Section 8 may not be considered by the Committee to be a failure to perform or misconduct by a participant. The Company must notify the participant of an event constituting Cause within ninety (90) days following its knowledge of the event's existence or such event shall not constitute Cause under the Plan.

    (d) If a Change in Control of the Company occurs at any time during Fiscal 1999 or Fiscal 2000, and a participant's employment with the Company and its subsidiaries is terminated at any time after such Change of Control but on or prior to the last day of Fiscal 2000 and such termination is effected (i) by the Company (other than for Cause, disability (within the meaning of the Company's long-term disability plan) or mandatory retirement) or (ii) by the participant for Good Reason, then (in event of the foregoing) such participant shall be paid, within thirty
         (30) days following such termination of employment, a lump sum cash amount (net of any required withholding taxes) equal to such participants Target Award for Fiscal 1999. Further, with respect to a situation in which an incentive award under this Plan has been deferred (whether voluntarily by a participant, by action of the Committee or by operation of the terms of this Plan), if a Change in Control of the Company occurs after the end of Fiscal 2000 but prior to the payment or distribution to a participant of any such incentive award, and a participant's employment with the Company and its subsidiaries is terminated after the end of the Fiscal 2000 and after such Change of Control occurs and such termination is effected (i) by the Company (other than for cause, disability (within the meaning of the Company's long-term disability plan) or mandatory retirement) or (ii) by the participant for Good Reason, then (in the event of all of the foregoing) such participant shall be paid, within thirty (30) days following such termination of employment, a lump sum cash amount (net of any required withholding taxes) equal to such participant's Target Award for Fiscal 1999 notwithstanding any such deferral.

    (e) In the event a Change in Control of the Company occurs at any time during Fiscal 1999 or Fiscal 2000, each participant who thereafter remains employed by the Company as of the end of Fiscal 2000 shall receive, in lieu of any other amounts payable hereunder, an annual incentive award under this Plan with respect to Fiscal 1999 equal to two (2) times his or her Target Award for Fiscal 1999.

    (f)  Notwithstanding anything in this Plan to the contrary, this
         Section 8 may not be amended, modified or terminated in a manner adverse to the participants during a period of one year and two (2) months immediately following a Change in Control of the Company.

    (g) Notwithstanding anything in paragraph (c) of Section 5 to the contrary, in the event a Change in Control of the Company occurs during Fiscal 1999 or Fiscal 2000 then, at any time during or with respect to the remainder of Fiscal 1999 or Fiscal 2000, the Committee may not adjust Performance Objectives or Target Awards hereunder in any manner adverse to any one or more of the participants.

    (h) Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company of an incentive award pursuant to this Section 8 (any such award referred to herein as a "Change of Control Payment") to or for the benefit of a participant (determined without regard to any additional payments required under this paragraph (h)) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by a participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the participant of all taxes, including any interest or penalties imposed with respect to such taxes (including, without limitation, any income and employment taxes, and any interest and penalties imposed with respect thereto, and Excise Tax imposed upon the Gross-Up Payment), the participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Change of Control Payment made to the participant pursuant to this Plan. For purposes of determining the amount of the Gross-Up Payment, a participant shall be deemed to pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made and applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. All determinations required to be made under this paragraph (h), including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm"), which Accounting Firm shall provide detailed supporting calculations both to the Company and the participant within fifteen (15) business days of the receipt of notice from the Company or the participant that there has been a Change of Control Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the participant may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any reasonable agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-Up Payment under this paragraph (h) should be made within thirty (30) days of any Change of Control Payment. If the Accounting Firm determines that no Excise Tax is payable by the participant, it shall furnish the participant with a written opinion that failure to report the Excise Tax on the participant's applicable federal income tax return would not result in the imposition of a negligence or similar penalty. The Determination by the Accounting Firm shall be binding upon the Company and the participant. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments will be made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that the participant thereafter is required to make payment of any additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of the participant. In the event the amount of the Gross-Up Payment exceeds the amount necessary to reimburse the participant for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by the participant to or for the benefit of the Company. The participant shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the Internal Revenue Service in connection with the Excise Tax. The provisions of this paragraph (h) shall be coordinated with any substantially similar provisions contained in any plan or agreement covering the participant and calling for payment by the Company (under appropriate circumstances) of any bonus, award, benefit or other compensation, with the intent and effect that the participant shall be made whole for the effect of all Excise Taxes levied on the participant as a consequence of payments made under such plans or agreements but shall not receive any windfall or double payment.

         (i) Any payments made by the Company to a participant pursuant to either Sections 8(d) or 8(e) above shall be deemed to be in lieu of and not in addition to any amounts a participant might otherwise be entitled to receive pursuant to the provisions of Section 7 hereof.

9.  Forfeiture of Awards.  The Committee may, in its sole discretion,
    --------------------
    in the event of a serious breach of conduct by a participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or its subsidiaries) or any activity of a participant in competition with the business of the Company or any subsidiary, (i) cancel any incentive award, in whole or in part, whether or not vested or deferred, and/or (ii) if such conduct or activity occurs within one (1) year following the payment of any incentive award, require the participant to repay to the Company some or all of the amount of any incentive award. Such cancellation or repayment obligation shall be effective as of the date specified by the Committee, and the Committee may provide for an offset to any future payments owed by the Company or any subsidiary to the participant under this Plan if necessary to satisfy the repayment obligation. The determination of whether a participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any subsidiary shall be determined by the Committee in good faith and in its sole discretion.

10.  Miscellaneous.
     -------------

    (a) By action of the Board of Directors, the Plan may be amended at any time and from time to time, or terminated at any time, provided, however, that no such amendment shall divest any participant of rights which have been accrued under the Plan.

    (b) The rights of a participant under the Plan are personal to the participant and to any person or persons who may become entitled to distributions or payments under the Plan by reason of the death of the participant, and the rights of the participant or any such person under the Plan shall not be subject to voluntary or involuntary alienation, assignment or transfer by the participant or any such person or persons.

    (c) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization which shall succeed to substantially all of the assets and business of the Company and the term "Company" wherever used in this Plan shall mean and include any such corporation or organization after such succession.

    (d) No participant shall have any right to be retained in the employ of the Company by virtue of participation in the Plan.

    (e) If, at any time prior to the payment or delivery of any incentive awards under this Plan, mandatory wage controls are in effect which, in the opinion of counsel to the Company, are applicable to this Plan and would make such incentive awards or the payments or delivery thereof in accordance with the Plan illegal, the Committee shall reduce the amount of such incentive awards, payments or deliveries in such manner and to such extent (including elimination of such incentive awards) as, in its sole judgment, are necessary or advisable in order to comply with such applicable law. If, at any time prior to such payment or delivery under the Plan, voluntary wage controls are in effect under any federal policy with respect to wage controls and if any such incentive awards or the payments or delivery thereof as provided for in the Plan would, in the opinion of counsel to the Company, exceed applicable guidelines established under such voluntary controls, the Committee may, in its absolute discretion and if it deems it to be in the interest of the Company, reduce or eliminate the amount of such incentive awards, payments or deliveries in such manner and to such extent as it deems advisable.

    (f) This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. Nothing contained in this Plan shall give the participants any rights with respect to any incentive award that are greater than those of a general creditor of the Company.

    (g) This Plan sets forth all of the terms and conditions applicable to its subject matter and no other prior or future plan, agreement or understanding, whether written or oral, shall have any effect on the interpretation, validity or enforceability hereof.

    (h) Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

    (i) The Plan shall be governed by and construed in accordance with the laws of the State of New York, regardless of the effect of such state's conflict of laws principles.

     IN WITNESS WHEREOF, Mallinckrodt Inc. has caused this instrument to be executed, effective as of August 11, 1998.

                                 Mallinckrodt Inc.

                                 By:   C. RAY HOLMAN
                                       ----------------------------
                                 Its:  Chairman and Chief Executive
                                       Officer

(Corporate Seal)


ATTEST:


By:  ROGER A. KELLER
     -------------------------
Its: Vice President, Secretary
     and General Counsel